Exhibit 99.1

VBI Announces Agreement to Sell Manufacturing Capabilities, Certain Related Assets, and Enter Into New License Agreement with Brii Biosciences

●	VBI to receive up to $33 million in consideration, subject to achievement of certain activities, for:

◌	VBI’s manufacturing capabilities and certain related assets at Rehovot manufacturing facility
◌	Intellectual property for VBI-2601, VBI’s hepatitis B immunotherapeutic candidate
◌	Exclusive Asia Pacific (APAC), excluding Japan, license for development and commercialization of VBI-1901, VBI’s glioblastoma immunotherapeutic candidate

●	Following completion of the full transaction, VBI expects its total debt principal under its current facility with K2 HealthVentures to be significantly reduced to $17 million

CAMBRIDGE, Mass. (February 14, 2024) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI” or the “Company”), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced agreements whereby Brii Biosciences (“Brii Bio”), subject to certain activities, is expected to: (i) acquire the intellectual property for VBI-2601, VBI’s HBV immunotherapeutic development program, and eliminate payment obligations from the July 2023 agreements between VBI and Brii Bio, (ii) acquire manufacturing capabilities and certain related assets at VBI’s Rehovot, Israel manufacturing facility, and (iii) enter into an exclusive license to develop and commercialize VBI-1901, VBI’s glioblastoma (GBM) immunotherapeutic candidate, in the Asia Pacific region (APAC), excluding Japan. Additionally, subject to certain approvals, VBI and Brii Bio will work together to transfer the manufacturing technologies of VBI-2601 to a site designated by Brii Bio. VBI received $2.5 million of consideration upon signing of definitive documents and is expected to receive up to an additional $30.5 million of consideration, subject to achievement of certain activities, with a target completion date of June 30, 2024.

Jeff Baxter, President and CEO of VBI, stated: “We believe that this transaction improves the financial stability of VBI and balances the potential value creation within our development and commercial portfolio with a streamlined and focused resource deployment. Upon successful completion of all transactions, we anticipate that we will have reduced the long-term burn of the company, and reduced our debt overhang by about 70%. We remain steadfast in our belief that our pipeline can have a meaningful impact on patients, providers, and public health, and we believe this deal better positions us to deliver on this mission.”

The proceeds from these agreements will be used for reduction of debt under the Company’s current facility with K2 HealthVentures.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such forward-looking statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the Company’s ability to satisfy all of the conditions to the consummation of the transactions with Brii described above, the Company’s ability to comply with its obligations under its loan agreement with K2 HealthVentures, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 13, 2023, and filed with the Canadian security authorities at sedar.com on March 13, 2023, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com